EXHIBIT 11

                      Consent of Independent Accountants



We hereby consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 72 to the Registration Statement on Form N-1A of Janus Investment Fund.


/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP


Denver, Colorado
March 14, 1996